Exhibit 23

                         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Form 10-K of Hickok Incorporated (the "Company") for the fiscal year ended September 30, 2011 and the incorporation by reference in the registration statement on Form S-8 (Nos. 33-68196, 333-63597 and 333-125672) of the Company of our report dated
January 10, 2012, with respect to the consolidated balance sheets of Hickok Incorporated as of
September 30, 2011 and 2010, and the related consolidated statements of income, stockholders'
equity, and cash flows for each of the years in the three-year period ended September 30, 2011.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, Ltd.
Independent Registered Public Accounting Firm

January 10, 2012
Cleveland, Ohio